Exhibit 99.1        Press Release dated October 21, 2024

SIMPSON MANUFACTURING CO., INC. ANNOUNCES 2024 THIRD QUARTER FINANCIAL RESULTS

●	Net sales of $587.2 million, increased 1.2% year-over-year
●	Income from operations of $124.9 million, resulting in operating income margin of 21.3%
●	Net income per diluted share of $2.21
●	Revising full year 2024 outlook based on reduced housing start expectations

Pleasanton, CA - October 21, 2024 Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD), an industry leader in engineered structural connectors and building solutions, today announced its financial results for the third quarter of 2024. All comparisons below (which are generally indicated by words such as “increased,” “decreased,” “remained,” or “compared to”), unless otherwise noted, are comparing the quarter ended September 30, 2024, with the quarter ended September 30, 2023.

Consolidated 2024 Third Quarter Highlights

	Three Months Ended,		Year-Over-
	September 30,		Year
	2024	2023	Change
	(In thousands, except per share data and percentages)
Net sales	$587,153	$580,084	1.2%
Gross profit	275,057	282,917	(2.8)%
Gross profit margin	46.8%	48.8%
Total operating expenses	148,872	141,935	4.9%
Income from operations	124,854	140,213	(11.0)%
Operating income margin	21.3%	24.2%
Net income	$93,519	$104,021	(10.1)%
Net income per diluted common share	$2.21	$2.43	(9.1)%
Adjusted EBITDA[1]	$148,278	$158,792	(6.6)%

	Trailing Twelve Months Ended		Year-Over-
	September 30,		Year
	2024	2023	Change
	(In thousands, except percentages)
Total U.S. Housing starts[2]	1,384	1,407	(1.6)%

Management Commentary

“Our third quarter net sales of $587.2 million were up modestly year-over-year despite the housing markets in both the U.S. and Europe remaining under pressure,” commented Mike Olosky, President and Chief Executive Officer of Simpson Manufacturing Co., Inc. “In North America, our volumes were relatively flat year-over-year with strength in the national retail, component manufacturer and OEM markets offsetting weakness in residential and commercial. While product mix drove a higher average sales price per pound in the quarter, our customer mix resulted in greater volume discounts applied. In Europe, sales increased modestly year-over-year, outperforming the market as we’ve continued to benefit from new customer wins and product applications.”

1 Adjusted EBITDA is a non-GAAP financial measure and it is defined in the Non-GAAP Financial Measures section of the press release. For a reconciliation of Adjusted EBITDA to U.S. GAAP ("GAAP") net income see the schedule titled "Reconciliation of Net Income to Adjusted EBITDA".
2 Source: United States Census Bureau

Mr.Olosky continued, “Despite near-term challenges, we grew our North America volume by 500 basis points ahead of U.S. housing starts over the trailing twelve months. Even though our overall profitability is good, it is below our expectations and we are working to align costs with market conditions to improve profitability. For 2024, we now expect U.S. housing starts to be down in the low single-digit range from 2023 with low single-digit growth to come in 2025. In Europe, 2024 housing starts are expected to be down in the high single-digit range compared to the prior year with meaningful growth to be pushed out further into 2026 and beyond.”

North America Segment 2024 Third Quarter Financial Highlights

•Net sales of $461.4 million increased 1.0% from $456.8 million due to slightly higher average sales prices resulting from a favorable sales mix on relatively flat sales volumes, in addition to incremental sales from the Company's 2024 acquisitions.
•Gross margin decreased to 49.5% from 51.8%, primarily due to higher factory and overhead and warehouse costs, as a percentage of net sales, partly offset by efficiency gains.
•Income from operations of $123.3 million decreased 9.1% from $135.6 million. The decrease was primarily due to a decrease in gross profit, as well as increases in operating expenses of $4.1 million from 22.1% of net sales to 22.7%. Increased operating expenses include personnel costs (including engineering support services) and advertising and tradeshow costs, which were partly offset by a decrease in variable incentive compensation.

Europe Segment 2024 Third Quarter Financial Highlights

•Net sales of $121.2 million increased 1.8% from $119.0 million, due to increased sales volumes, partly offset by price decreases in some regions. Net sales benefited from the positive effect of approximately $1.5 million in foreign currency translation.
•Gross margin decreased to 36.6% from 37.9%, primarily due to higher labor, factory and overhead, and warehouse and freight costs as a percentage of net sales, partly offset by lower material costs.
•Income from operations of $12.6 million decreased 18.2% from $15.5 million. The decrease was primarily due to increases in operating expenses of $2.4 million from 24.3% of net sales to 25.8% as well as a decrease in gross profit. Increased operating expenses included higher personnel and depreciation costs, which were partly offset by a decrease in variable incentive compensation.

Refer to the “Segment and Product Group Information” table below for additional segment information (including information about the Company’s Asia/Pacific and Administrative and All Other segments).

Corporate Developments

During the third quarter, the Company completed the acquisition of all of the operating assets and assumed liabilities of Monet DeSauw Inc. and certain properties of Callaway Properties, LLC (together with its subsidiaries, “Monet”) for a total purchase consideration of approximately $48.5 million, net of cash received. Monet specializes in the production of large-scale saws and material handling equipment for the truss industry in the United States.

During the third quarter, the Company completed the acquisition of QuickFrames USA, a manufacturer of pre-engineered structural support systems for commercial construction with sales in North America.

Balance Sheet & 2024 Third Quarter Cash Flow Highlights

•As of September 30, 2024, cash and cash equivalents totaled $339.4 million with total debt outstanding of $465.4 million, of which $75.0 million remained outstanding under its $450.0 million revolving credit facility.

•Cash flow provided by operating activities of $102.5 million decreased from $200.9 million, primarily due to increases in working capital.

•Cash flow used in investing activities of $106.6 million increased from $18.5 million due to increases of $61.5 million in acquisitions and $25.6 million in capital expenditures.

Business Outlook

The Company has updated its 2024 financial outlook based on three quarters of financial information to reflect its latest expectations regarding demand trends, cost of sales, and operating expenses. Based on business trends and conditions as of today, October 21, 2024, the Company's outlook for the full fiscal year ending December 31, 2024 is as follows:

•Based on current expectations that U.S. housing starts will be down from the prior year, operating margin is estimated to be in the range of 19.0% to 19.5%.
•The effective tax rate is estimated to be in the range of 25.3% to 25.8%, including both federal and state income tax rates as well as international income tax rates, and assuming no tax law changes are enacted.

•Capital expenditures are estimated to be in the range of $175.0 million to $185.0 million, which includes $90.0 million to $100.0 million for the Columbus, Ohio facility expansion and the new Gallatin, Tennessee fastener facility construction with the remaining spend carrying over into 2025.

Conference Call Details

Investors, analysts and other interested parties are invited to join the Company’s third quarter 2024 financial results conference call on Monday, October 21, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). To participate, callers may dial (877) 407-0792 (U.S. and Canada) or (201) 689-8263 (International) approximately 10 minutes prior to the start time. The call will be webcast simultaneously and can be accessed through ir.simpsonmfg.com. For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 8:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on Monday, November 4, 2024 by dialing (844) 512–2921 (U.S. and Canada) or (412) 317–6671 (International) and entering the conference ID: 13749013. The webcast will remain posted on the Investor Relations section of Simpson's website at ir.simpsonmfg.com for 90 days.

About Simpson Manufacturing Co., Inc.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing carbon & glass fiber materials. The Company primarily supplies its building product solutions to both the residential and commercial markets in North America and Europe. The Company's common stock trades on the New York Stock Exchange under the symbol "SSD."

Copies of Simpson Manufacturing's Annual Report to Stockholders and its proxy statements and other SEC filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are made available free of charge on the company's website on the same day they are filed with the SEC. To view these filings, visit the Investor Relations section of the Company's website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "outlook," "target," "continue," "predict," "project," "change," "result," "future," "will," "could," "can," "may," "likely," "potentially," or similar expressions. Forward-looking statements are all statements other than those of historical fact and include, but are not limited to, statements about future financial and operating results, our plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales and market growth, comparable sales, earnings and performance, stockholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, our ongoing integration of ETANCO and recently acquired companies, our strategic initiatives, including the impact of these initiatives on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing.

Forward-looking statements are subject to inherent uncertainties, risks and other factors that are difficult to predict and could cause our actual results to vary in material respects from what we have expressed or implied by these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed in or implied by our forward-looking statements include the effect of global pandemics such as the COVID-19 pandemic or other widespread public health crisis and their effects on the global economy, the effects of inflation and labor and supply shortages, on our operations, and the operations of our customers, suppliers and business partners, and our ongoing integration of ETANCO, as well as those discussed in the "Risk Factors" and " Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC.

We caution that you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are urged to carefully review and consider the various disclosures made in our reports filed with the SEC that advise of the risks and factors that may affect our business, results of operations and financial condition.

Non-GAAP Financial Measures

This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Since not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the financial measures calculated in accordance with GAAP. The Company uses Adjusted EBITDA as an additional financial measure in evaluating the ongoing operating performance of its business. The Company believes Adjusted EBITDA allows it to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. See the Reconciliation of Non-GAAP Financial Measures below.

The Company defines Adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude depreciation and amortization, integration, acquisition and restructuring costs, goodwill impairment, gain on bargain purchase, net loss or gain on disposal of assets, interest income or expense, and foreign exchange and other expense (income).

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$587,153	$580,084	$1,714,710	$1,712,093
Cost of sales	312,096	297,167	916,562	888,835
Gross profit	275,057	282,917	798,148	823,258
Research and development and engineering expense	23,678	24,751	68,303	67,035
Selling expense	54,590	52,391	165,007	151,497
General and administrative expense	70,604	64,793	207,181	197,267
Total operating expenses	148,872	141,935	440,491	415,799
Acquisition and integration related costs	1,356	785	4,992	4,086
Gain on disposal of assets	(25)	(16)	(460)	(223)
Income from operations	124,854	140,213	353,125	403,596
Interest income and other, net	1,668	1,292	4,111	18
Other & foreign exchange gain (loss), net	(29)	(1,429)	352	(1,471)
Income before taxes	126,493	140,076	357,588	402,143
Provision for income taxes	32,974	36,055	90,821	102,958
Net income	$93,519	$104,021	$266,767	$299,185
Earnings per common share:
Basic	$2.22	$2.44	$6.31	$7.01
Diluted	$2.21	$2.43	$6.28	$6.98
Weighted average shares outstanding:
Basic	42,151	42,673	42,254	42,651
Diluted	42,335	42,882	42,464	42,893
Cash dividend declared per common share	$0.28	$0.27	$0.83	$0.80
Other data:
Depreciation and amortization	$21,276	$18,180	$59,835	$54,224
Pre-tax equity-based compensation expense	$4,662	$6,625	$15,089	$17,789

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Balance Sheets
(In thousands)

	September 30,		December 31,
	2024	2023	2023
Cash and cash equivalents	$339,427	$571,006	$429,822
Trade accounts receivable, net	360,350	351,164	283,975
Inventories	583,380	504,446	551,575
Other current assets	51,609	51,583	47,069
Total current assets	1,334,766	1,478,199	1,312,441
Property, plant and equipment, net	495,822	382,508	418,612
Operating lease right-of-use assets	87,097	66,144	68,792
Goodwill	550,946	483,413	502,550
Intangible assets, net	395,517	356,450	365,339
Other noncurrent assets	33,311	48,773	36,990
Total assets	$2,897,459	$2,815,487	$2,704,724
Trade accounts payable	$110,321	$95,267	$107,524
Long-term debt, current portion	22,500	22,500	22,500
Accrued liabilities and other current liabilities	245,129	309,802	231,233
Total current liabilities	377,950	427,569	361,257
Operating lease liabilities, net of current portion	70,496	53,808	55,324
Long-term debt, net of current portion and issuance costs	442,886	539,073	458,791
Deferred income tax	89,226	97,298	98,170
Other long-term liabilities	53,680	28,248	51,436
Stockholders' equity	1,863,221	1,669,491	1,679,746
Total liabilities and stockholders' equity	$2,897,459	$2,815,487	$2,704,724

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Segment and Product Group Information
(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2024	2023	change*	2024	2023	change*
Net Sales by Reporting Segment
North America	$461,356	$456,820	1.0%	$1,331,126	$1,328,615	0.2%
Percentage of total net sales	78.6%	78.8%		77.6%	77.6%
Europe	121,170	119,043	1.8%	370,985	371,074	N/M
Percentage of total net sales	20.6%	20.5%		21.6%	21.7%
Asia/Pacific	4,627	4,221	9.6%	12,599	12,404	1.6%
	$587,153	$580,084	1.2%	$1,714,710	$1,712,093	0.2%
Net Sales by Product Group**
Wood Construction	$494,379	$491,308	0.6%	$1,450,972	$1,461,442	(0.7)%
Percentage of total net sales	84.2%	84.7%		84.6%	85.4%
Concrete Construction	86,715	84,141	3.1%	251,893	242,133	4.0%
Percentage of total net sales	14.8%	14.5%		14.7%	14.1%
Other	6,059	4,635	N/M	11,845	8,518	39.1%
	$587,153	$580,084	1.2%	$1,714,710	$1,712,093	0.2%
Gross Profit (Loss) by Reporting Segment
North America	$228,169	$236,451	(3.5)%	$660,287	$680,218	(2.9)%
North America gross margin	49.5%	51.8%		49.6%	51.2%
Europe	44,327	45,115	(1.7)%	134,088	139,538	(3.9)%
Europe gross margin	36.6%	37.9%		36.1%	37.6%
Asia/Pacific	1,619	1,771	N/M	3,781	4,515	N/M
Administrative and all other	942	(420)	N/M	(8)	(1,013)	N/M
	$275,057	$282,917	(2.8)%	$798,148	$823,258	(3.1)%
Income (Loss) from Operations
North America	$123,253	$135,633	(9.1)%	$354,212	$393,456	(10.0)%
North America operating margin	26.7%	29.7%		26.6%	29.6%
Europe	12,635	15,450	(18.2)%	33,037	42,894	(23.0)%
Europe operating margin	10.4%	13.0%		8.9%	11.6%
Asia/Pacific	260	477	N/M	(617)	718	N/M
Administrative and all other	(11,294)	(11,347)	N/M	(33,507)	(33,472)	N/M
	$124,854	$140,213	(11.0)%	$353,125	$403,596	(12.5)%

*	Unfavorable percentage changes are presented in parentheses, if any.
**	The Company manages its business by geographic segment but presents sales by product group as additional information.
N/M	Statistic is not material or not meaningful.

Simpson Manufacturing Co., Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures
(In thousands) (Unaudited)
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three Months Ended September 30,
Net Income	$93,519	$104,021

Provision for income taxes	32,974	36,055
Interest (income) expense, net and other financing costs	(1,668)	(1,292)
Depreciation and amortization	21,276	18,180
Other*	2,177	1,828
Adjusted EBITDA	$148,278	$158,792

*Other: Includes acquisition, integration, and restructuring related expenses, other & foreign exchange loss net, and net loss or gain on disposal of assets.

CONTACT:
Addo Investor Relations
investor.relations@strongtie.com
(310) 829-5400